Exhibit (h.5)

FRONTEGRA FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of October, 2013, to the Transfer Agent Servicing Agreement, dated as of September 1, 1999, as amended, (the "Transfer Agent Agreement") is entered into by and between FRONTEGRA FUNDS, INC., a Maryland corporation (the “Corporation”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the Corporation and USBFS have entered into the Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the list of funds; and

WHEREAS, Section 9 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A, the listing of the funds and the fees, is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FRONTEGRA FUNDS, INC.

U.S. BANCORP FUND SERVICES, LLC

By: ______________________________

By: ________________________________

Name: William D. Forsyth III

Name: Michael R. McVoy

Title:  President

Title: Executive Vice President

Amended Exhibit A

to the Frontegra Funds, Inc.

Transfer Agent Servicing Agreement

Fund Names at October, 2013

Separate Series of Frontegra Funds, Inc.

Name of Series

Frontegra Netols Small Cap Value Fund (Institutional Class)

Frontegra Netols Small Cap Value Fund (Y Class)

Frontegra Timpani Small Cap Growth Fund (Institutional Class)

Frontegra Timpani Small Cap Growth Fund (Y Class)

Frontegra Phocas Small Cap Value Fund (Institutional Class)

Frontegra RobecoSAM Global Equity Fund (Institutional Class)

Frontegra MFG Global Equity Fund

Frontegra MFG Core Infrastructure Fund